UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  September 23, 2008

                              FIRST BANCSHARES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


          Missouri                 000-22842                43-1654695
  ---------------------------   ---------------        ------------------
 (State or other jurisdiction     (Commission             (I.R.S. Employer
      of incorporation)          File Number)          Identification No.)


    142 East First Street, Mountain Grove, Missouri           65711
    -----------------------------------------------    ------------------
         (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (417) 926-5151
                                             --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]   Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 2.02 Results of Operations and Financial Condition

On September 23, 2008, First Bancshares, Inc. issued a news release announcing earnings for the quarter and year ended June 30, 2008. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein, by reference.


Item 9.01  Financial Statements and Exhibits

     (d)  Exhibits

          99.1   Press Release of First Bancshares, Inc. September 23, 2008.





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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FIRST BANCSHARES, INC.



Date:  September 23, 2008            /s/Ronald J. Walters
                                     -----------------------------
                                     Ronald J. Walters
                                     Senior Vice President and
                                      Chief Financial Officer
                                    (Principal Financial and
                                      Accounting Officer)



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                                  EXHIBIT 99.1


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     FIRST BANCSHARES, INC. ANNOUNCES FOURTH QUARTER FISCAL 2008 RESULTS

Mountain Grove, Missouri (September 23, 2008)   First Bancshares, Inc. (NASDAQ
- FstBksh: FBSI), the holding company for First Home Savings Bank ("Bank"), today announced earnings for the fourth quarter and for its fiscal year ended June 30, 2008.

For the quarter ended June 30, 2008, the Company had net income of $83,000, or $0.05 per share diluted, compared to net income of $7,000, or $0.01 per share diluted for the comparable period in 2007. Net income for the year ended June
30, 2008 was $363,000, or $0.23 per share   diluted, compared to net income of
$272,000, or $0.18 per share   diluted for the year ended June 30, 2007. The
increases in net income for both the quarter and year ended June 30, 2008 compared to net income for both the quarter and year ended June 30, 2007 were attributable to increases in net interest income and non-interest income during the 2008 periods. These items were partially offset by increases in the provision for loan losses and in non-interest expenses during the 2008 periods.

During the quarter ended June 30, 2008, net interest income increased by $382,000, or 23.3%, to $2.0 million from $1.6 million during the quarter ended June 30, 2007. This increase was the result of a decrease in interest expense of $439,000, or 21.9%, which was partially offset by a decrease in interest income of $57,000, or 1.6%. During the 2008 quarter, non-interest income increased by $344,000, or 89.4%, to $729,000 from $385,000 during the 2007 quarter. This increase was primarily the result of an increase of $81,000 in service charges and other fee income, a reduction of $32,000 in net loss on the sale of property, equipment and real estate owned, and the non-recurrence of a $271,000 write down in the carrying value of real estate held for investment. These positive changes were partially offset by an $8,000 decrease in gain on the sale of loans and a reduction of $35,000 in other non-interest income.

During the quarter ended June 30, 2008, the provision for loan losses increased by $565,000, or 386.8%, to $711,000 from $146,000 during the quarter ended June 30, 2007. As a result, the allowance for loan losses was $2.7 million, or 1.59%, of gross loans at June 30, 2008 compared to $2.8 million, or 1.65% of gross loans at June 30, 2008. This was the result of the addition of several loans to the internal watch list during the quarter. In addition, non-interest expense increased by $115,000, or 5.7% during the 2008 quarter to $2.1 million from $2.0 million during the 2007 quarter. The increase in non-operating income included increases of $37,000, $21,000, $21,000 and $50,000 in compensation and employee benefits, occupancy and equipment, deposit insurance premiums and other non-interest expense, which was partially offset by a decrease of $14,000 in professional fees.

During the year ended June 30, 2008, net interest income increased by $1.0 million, or 15.8%, to $7.4 million from $6.4 million during the year ended June 30, 2007. This increase was the result of an increase in interest income of $1.1 million, or 8.0%, in interest income which was partially offset by an increase in interest expense of $97,000, or 1.3%. During fiscal 2008, non-interest income increased by $599,000, or 26.0%, to $2.9 million from $2.3 million during fiscal 2007. This increase was primarily the result of increase of $248,000 in service charges and other fee income, $369,000 in gain on the sale of loans, and the non-recurrence of a $271,000 write down in the carrying value of real estate held for investment during fiscal 2007. These positive changes were partially offset by decreases of $55,000, $13,000 and $44,000 in gain on the sale of property, equipment and real estate owned, income from bank owned life insurance, and other non-operating income, respectively, and by the absence in fiscal 2008 of the $177,000 gain on the sale of investments that occurred during fiscal 2007.

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During the year ended June 30, 2008, the provision for loan losses increased by $865,000, 203.1%, to $1.3 million from $426,000 during the year ended June 30, 2007, primarily as a result of the $565,000 increase in the provision for loan losses during the fourth quarter of the fiscal year discussed above. During the year, the Savings Bank net charge-offs of almost $1.2 million, of which more than half related to loans that loans that were classified as of June 30, 2007, and for which there were allowances in place as of that date. In addition, non-interest expense increased by $464,000 during fiscal 2008 to $8.6 million from $8.1 million during fiscal 2007. The increase in non-interest expense included increases of $122,000, $120,000, $40,000, $87,000 and $94,000 in compensation and employee benefits, occupancy and equipment, professional fees, deposit insurance premiums and other non-interest expense.

Total consolidated assets at June 30, 2008 were $249.2 million, compared to $241.3 million at June 30, 2007, representing an increase of $7.9 million, or 3.3%. Stockholders' equity at June 30, 2008 was $27.1 million, or 10.9% of assets, compared with $26.5 million, or 11.0% of assets, at June 30, 2007. Book value per common share increased to $17.47 at June 30, 2008 from $17.07 at June 30, 2007. The increase in equity was primarily attributable to net income of $363,000 for the year ended June 30, 2008, and a positive change of $185,000, net of income taxes, in the market value of available-for-sale securities.

Net loans receivable increased $8.0 million, or 5.1%, to $167.0 million at June 30, 2008 from $159.0 million at June 30, 2007. Growth in net loans receivable included increases of $13.4 million, $3.1 million, $1.7 million and $428,000, in commercial real estate loans, commercial business loans, land loans, and consumer loans, including second mortgages, respectively. These increases were partially offset by a decrease of $10.5 million in residential real estate loans. Customer deposits increased $4.5 million, or 2.4%, to $194.6 million at June 30, 2008 from $190.1 million at June 30, 2007. Non-performing assets increased by $278,000 from $3.6 million at March 31, 2008 and by $338,000 from $3.5 million at June 30, 2007 to $3.9 million at June 30, 2008. The increase between the third and fourth fiscal quarters was the result of increases in real estate owned and other repossessed assets of $216,000 and an increase loans 90 days delinquent and still accruing of $360,000, which were partially offset by a decrease in non-accruing loans of $298,000. The increase between fiscal years was primarily the result of an increase in real estate owned and other repossessed assets of $912,000 to $1.2 million at June 30, 2008 compared to $293,000 at June 30, 2007. Non-accrual loans decreased between the periods by $576,000 while loans delinquent 90 days or more and still accrual increased by $1,000. There are Small Business Administration guarantees on at least 75% of $587,000 in gross balances of real estate owned. Management believes the guarantees and existing reserves on real estate owned will minimize losses on the disposal of these properties. During the year ended June 30, 2008, the allowance for loan losses increased by $104,000, from $2.7 million to $2.8 million, and the ratio of the allowance to gross loans increased to 1.65% at June 30, 2008 from 1.59% at June 30, 2007.

The Company announced a stock repurchase plan for 50,000 shares of the Company's common stock on July 3, 2008. The plan will terminate at the end of the calendar year. No purchases have been made under the plan as of the date of this release.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri, ten full service offices in Marshfield, Ava, Gainesville, Sparta, Springfield, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri, and a loan origination office in Springfield, Missouri.

The Company and its wholly-owned subsidiaries, First Home Savings Bank and SCMG, Inc. may from time to time make written or oral "forward-looking statements," including statements contained in its filings with the Securities and Exchange Commission, in its reports to

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stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services; credit quality and adequacy of reserves; technology, and our employees. The following factors, among others, could cause the Company's financial performance to differ materially from the expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; results of examinations by our banking regulators; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services' laws and regulations; technological changes; acquisitions; changes in consumer spending and savings habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks of the foregoing.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company's business and prospects is contained in the Company's periodic filing with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Contact:  Daniel P. Katzfey, President and Chief Executive Officer
          (417) 926-5151



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                      First Bancshares, Inc. and Subsidiaries
                             Financial Highlights
                     (In thousands, except per share amounts)


                                        Quarter Ended           Year Ended
                                           June 30,               June 30,
                                    ---------------------  -------------------
                                       2008       2007       2008       2007
                              ----------  ---------  ---------  --------
Operating Data:

Total interest income               $  3,586    $ 3,643    $ 14,828   $13,724

Total interest expense                 1,568      2,007       7,451     7,354
                                    ----------  ---------  ---------  --------
Net interest income                    2,018      1,636       7,377     6,370

Provision for loan losses                711        146       1,291       426
                                    ----------  ---------  ---------  --------

Net interest income after provision
 for loan losses                       1,307      1,490       6,086     5,944

Non-interest income                      729        385       2,903     2,304

Non-interest expense                   2,129      2,014       8,557     8,093
                                    ----------  ---------  ---------  --------

Income (loss) before income tax          (93)      (139)        432       155

Income tax benefit                      (176)      (146)         69      (117)
                                    ----------  ---------  ---------  --------

Net income (loss)                   $     83    $     7    $    363   $   272
                                    ==========  =========  =========  ========

Net income (loss) per share-basic   $   0.05    $  0.01    $   0.23   $  0.18
                                    ==========  =========  =========  ========

Net income (loss) per share-diluted $   0.05    $  0.01    $   0.23   $  0.18
                                    ==========  =========  =========  ========


                                          At June 30,
                                    ---------------------
Financial Condition Data:              2008        2007
                                    ----------  ---------

Total assets                        $249,232    $241,331

Loans receivable, net                167,035     158,993

Non-performing assets                  3,879       3,541

Cash and cash equivalents, including
 interest-bearing deposits            17,010      21,030

Investment securities                 45,572      42,854

Customer deposits                    194,593     190,090

Borrowed funds                        26,648      24,103

Stockholders' equity                  27,100      26,468

Book value per share                $  17.47    $  17.07



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